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ITEM 14(a)3 - EXHIBIT 23
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CONSENT OF INDEPENDENT ACCOUNTANTS
__________________________________

We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-30504 and 33-54187) and in the Prospectuses constituting part of the Registration Statements on Form S-8, (Nos. 33-16256, 33-23396 and 33-63222), of Midlantic Corporation of our report, which contains an explanatory paragraph stating that Midlantic Corporation changed its methods of accounting for postemployment benefits and investment securities in 1994 and for postretirement benefits other than pensions and income taxes in 1993, dated January 18, 1995, (January 20, 1995 as to note 28), on our audits of the consolidated financial statements of Midlantic Corporation and Subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report appears on page 70 of the 1994 Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K.






                                                    Coopers & Lybrand L.L.P.


March 24, 1995
New York, New York